Black Diamond to Acquire Rapidly Growing Developer of Protective Gear for Action Sports, POC Sweden AB

- Management to Discuss Acquisition at Annual Stockholders Meeting Available via
Teleconference and Webcast on June 8 at 8:30 A.M. ET -

- Acquisition Expected to Close in June 2012 -

SALT LAKE CITY, Utah – June 7, 2012 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”) announced that it has entered into a definitive agreement to acquire POC Sweden AB (“POC”), a Stockholm-based designer and manufacturer of protective gear for action sports athletes.

Founded in 2004, POC produces and distributes to 27 countries advanced-design helmets, body armor, goggles, eyewear, gloves and apparel for action or “gravity sports,” like skiing, snowboarding and cycling, with a particular emphasis on safety and protection.

POC, renowned for its research and innovation, is the recipient of numerous industry awards, including the Grand Prize for Active Safety in the prestigious Volvo ISPO Sports Design Award competition. POC’s patented technology continues to set new standards for construction, material combinations and engineering for personal protection.

For its fiscal year ended April 30, 2012, POC’s unaudited total revenues were approximately $22.5 million, an increase of approximately 35% over the prior year, in spite of a warm and dry winter globally.

Under the terms of the definitive agreement, Black Diamond will purchase POC for 311 million Swedish kronor (SEK) or approximately $43.5 million. At closing, Black Diamond will deliver approximately 460,000 shares of BDE common stock and approximately $40.0 million in cash depending upon the SEK/USD ($) exchange rate at closing. Black Diamond has committed an additional estimated $12.5 million payable in a series of significant, long-term, performance-based incentives payable to management, structured as compensation, with multiple measurement and payment dates over a six and a half year period. The expected total of $12.5 million in compensatory incentive payments are predicated upon aggregate POC contribution margin expected from a 30% compounded annual growth of POC’s revenue. Any such performance payments shall be offset by gains imbedded in the vested portion of an employee stock option pool comprised of 500,000 options with exercise prices ranging from $13.00 to $16.00 per share.

The common stock to be issued at closing is subject to a lock-up agreement restricting sales for two years and will be pledged to Black Diamond as security for indemnification claims under the definitive agreement. The transaction is expected to close in June 2012 and is expected to be accretive to Black Diamond earnings per share in 2013.

“POC and Black Diamond were both founded as solutions-based companies, focused on providing unmatched personal protection for active outdoor athletes,” said Peter Metcalf, President and CEO of Black Diamond. “We believe POC is one of the most innovative, fastest-growing and hottest brands in action sports protective gear today and a strong strategic addition to the Black Diamond platform.”

“We expect POC to benefit significantly from Black Diamond’s robust operational infrastructure which is tailored to highly engineered, life-dependent products, including our rigorous level of QA/QC testing and compliance, manufacturing and engineering acumen, and global distribution platform,” continued Metcalf. “POC’s product line developed for the alpine and free-ride ski, mountain and road bike markets—including their paradigm-changing innovations in helmet design—provides us an array of products that expand the breadth of our multi-seasonal offerings. Along with their innovative POC Lab and valuable intellectual property, POC fits our ultimate vision of bringing together the best and brightest companies in terms of product design, aesthetics, culture and commitment to the customers we serve.”

POC founder and CEO, Stefan Ytterborn, commented: “Given POC’s mission to save lives and reduce the consequences of accidents for gravity sports athletes, partnering with a highly capable and energetic company like Black Diamond greatly enhances our ability to better serve our worldwide community of users. In Black Diamond we have truly found our match in terms of ‘hearts and brains.’ We are excited to join forces as one company, bringing together extraordinary talent and commitment to excellence, along with our deeply shared values and purpose.”

Teleconference and Webcast

Black Diamond will provide further discussion of the transaction at its annual meeting of stockholders, which will be held in the Dolby Screening Room at 1350 Avenue of the Americas in New York City on June 8, 2012 at 8:00 a.m. Eastern time.

Stockholders of record at the close of business on April 25, 2012 are entitled to vote at the meeting. Attendees must register prior to the meeting with Liolios Group by contacting Cody Slach at 1-949-574-3860 or via email at BDE@liolios.com.

As part of the meeting, the Company will host an investor presentation beginning at 8:30 a.m. Eastern time. Management will discuss the Company’s recent financial results, its growth strategy and the proposed acquisition of POC.

The presentation will be available to listen to live via telephone and webcast, with callers able to participate in the question and answer session following the investor presentation. The webcast will include a slideshow.

Dial-In Number: 1-877-941-2068

International: 1-480-629-9712

Conference ID: 4544986

Webcast: http://public.viavid.com/index.php?id=100687

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

If you have any difficulty connecting with the conference call or viewing the slideshow, please contact Cody Slach or Greg Falesnik at the Company’s investor relations firm, Liolios Group, at 1-949-574-3860 or via email at BDE@liolios.com.

A telephone replay of the presentation will be available after 11:00 a.m. Eastern time on the same day and until June 22, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4544986

The webcast replay will be available via the link above and in the investor section of Black Diamond's website at www.blackdiamond-inc.com.

About POC Sweden AB

POC Sweden AB was founded on a strong mission to seek to do everything possible to save lives and reduce the consequences of accidents for gravity sports athletes by developing and continually renewing what personal protection is all about. In many ways, POC believes it has set a new standard when it comes to technical solutions, construction, material combinations and engineering, with patented solutions to increase its athletes’ degree of protection. POC’s line of products is sold in 27 countries worldwide and includes helmets, body armor, goggles, eyewear, gloves and apparel. POC also has a retail store in Chamonix, France. For additional information, please visit www.POCsports.com.

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing and other active outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond® and Gregory™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the climbing, mountaineering, skiing and backpacking communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, crags and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, or www.gregorypacks.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 949-574-3860

BDE@liolios.com